UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 5, 2010

REPUBLIC BANCORP, INC.

(Exact name of registrant as specified in its charter)

Kentucky	0-24649	61-0862051
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

601 West Market Street, Louisville, Kentucky		40202
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (502) 584-3600

Not Applicable
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.  OTHER EVENTS.

On August 5, 2010, the Internal Revenue Service (“IRS”) issued a news release stating that it will no longer provide tax preparers and associated financial institutions with the debt indicator (“DI”) beginning with the first quarter 2011 tax season.  The DI indicates whether an individual taxpayer will have any portion of the refund offset for delinquent tax or other debts, such as unpaid child support or delinquent federally funded student loans.

Republic Bank & Trust Company (the “Bank”), a wholly owned subsidiary of Republic Bancorp, Inc. (“Republic”, or the “Company), uses the DI as a material underwriting component of its Refund Anticipation Loan (“RAL”) product within its Tax Refund Solutions (“TRS”) business segment.  In an effort to achieve earnings neutrality, the Bank currently expects to increase its pricing on its TRS related products and revise its RAL underwriting in an attempt to offset an expected increase in its provision for loan losses from unfunded RALs.  RALs represented approximately 30% of Republic’s tax refund product volume in the 2010 tax filing season and any increase in pricing is not expected to reduce overall consumer demand for the product.

In addition to the elimination of the DI, the IRS also plans to explore the possibility of providing a new tool for the first quarter 2012 tax filing season to give taxpayers a mechanism to use a portion of their tax refund to pay for the services of a professional tax preparer.  This product would likely present direct competition for the Bank’s Electronic Refund Check (“ERC”) products.  At this time, the Company is uncertain what impact, if any, this IRS product could have on the Company’s results of operations in 2012.

This Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  The forward-looking statements in the preceding paragraph are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. We caution you therefore against relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. Important factors that could cause actual results to differ materially from those in the forward-looking statements include consumer demand for tax related products and tax services generally, acceptance of the Bank’s new pricing model, our ability to revise our underwriting standards in TRS while maintaining profitability, losses on RALs, overall product mix and overhead cost to the Bank, and other factors set forth as “Risk Factors” at Part II, Item 1A in the Company’s Form 10-K for the period ended December 31, 2009.

Any forward-looking statement made by us in this Form 8-K speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REPUBLIC BANCORP, INC.

Date: August 5, 2010	By:	/s/ Kevin Sipes
Kevin Sipes
Executive Vice President, Chief Financial Officer & Chief Accounting Officer